Exhibit 1.1

PENNANTPARK FLOATING RATE CAPITAL LTD.

(a Maryland corporation)

Common Stock, Par Value $0.001 Per Share

AMENDED AND RESTATED

EQUITY DISTRIBUTION AGREEMENT

Dated: August 11, 2023

PENNANTPARK FLOATING RATE CAPITAL LTD.

(a Maryland corporation)

Common Stock, Par Value $0.001 Per Share

AMENDED AND RESTATED

EQUITY DISTRIBUTION AGREEMENT

Citizens JMP Securities, LLC

600 Montgomery Street, Suite 1100

San Francisco, California 94111

Ladies and Gentlemen:

PennantPark Floating Rate Capital Ltd., a Maryland corporation (the “Company”), PennantPark Investment Advisers, LLC, a Delaware limited liability company (the “Adviser”) and PennantPark Investment Administration, LLC, a Delaware limited liability company (the “Administrator”), each confirms its agreement with Citizens JMP Securities, LLC (the “Sales Agent”) with respect to the sale by the Company of shares of common stock, par value $0.001 per share, of the Company (“Common Stock”), having an aggregate offering price of up to $250 million. The shares of Common Stock to be sold by the Sales Agent are herein called, collectively, the “Securities.” This Amended and Restated Equity Distribution Agreement (this “Agreement”) amends and restates in its entirety the Equity Distribution Agreement, dated as of March 31, 2023 (the “Prior Agreement”), by and among the Company, the Adviser, the Administrator and the Sales Agent. The Company, the Adviser and the Administrator have also entered into agreements (collectively the “Sales Agreement”) in substantially similar form to this Agreement, dated of even date herewith, with Raymond James & Associates, Inc. and Truist Securities, Inc. (each, an “Other Agent”), which amend and restate the equity distribution agreements, dated March 31, 2023, between the Company, the Adviser, the Administrator and each Other Agent (collectively, the “Prior Sales Agreement”). The aggregate amount of Securities that may be sold collectively pursuant to this Agreement and the Sales Agreement together with any Securities sold pursuant to the Prior Agreement and the Prior Sales Agreement shall not exceed the lesser of $250 million and the dollar amount of Securities permitted to be sold under the Registration Statement (as defined below).

The Company has filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form N-2 (File No. 333-268813), relating to the registration of the Securities and certain of the Company’s other securities under the Securities Act of 1933, as amended (the “1933 Act”), which registration statement was most declared effective by the Commission on January 9, 2023. The Company has also filed with the Commission a prospectus supplement, dated the date hereof, as such prospectus supplement may be amended (the “Prospectus”), which contains a base prospectus, dated January 9, 2023, in accordance with the provisions of Rule 430B (“Rule 430B”) of the rules and regulations of the Commission promulgated under the 1933 Act (such provisions, the “1933 Act Regulations”) and Rule 424(b) (“Rule 424(b)”) of the 1933 Act Regulations. The information, if any, included or incorporated by reference in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be a part of such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.” Unless the context otherwise requires, such registration statement, including all documents filed as part thereof and any Rule 430B Information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) and deemed to be part of the registration statement and also including any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations, is herein called the “Registration Statement.” All references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus, including those made pursuant to Rule 424(b) under the 1933 Act or such other rule under the 1933 Act as may be applicable to the Company, shall be deemed to mean and include, without limitation the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is or is deemed to be incorporated by reference in or otherwise to be a part of or included in the Registration Statement or the Prospectus, as the case may be, as of any specified date. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).

A Form N-54A Notification of Election to be Subject to Sections 55 through 65 of the Investment Company Act of 1940 Filed Pursuant to Section 54(a) of the Investment Company Act (File No. 814-00743) was filed with the Commission on April 7, 2011 under the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules and regulations and any applicable guidance and/or interpretation of the Commission or its staff thereunder (the “1940 Act Regulations”).

The Company has entered into that certain Second Amended and Restated Investment Advisory Agreement, dated as of February 2, 2016 (the “Investment Management Agreement”), with the Adviser. The Company has entered into that certain Amended and Restated Administration Agreement, dated as of July 1, 2022 (the “Administration Agreement”), with the Administrator.

As used in this Agreement, “Applicable Time” means the time of each sale of the applicable Securities pursuant to this Agreement.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to the Sales Agent as of the date hereof, the Applicable Time, each Representation Date (as defined below) and any Date of Delivery (as defined below) and agrees with the Sales Agent, and the Adviser and the Administrator, jointly and severally, represent and warrant to and agree with the Sales Agent as of the date hereof, the Applicable Time, each Representation Date (as defined below) and any Date of Delivery Time (as defined below), as follows:

(i) Registration Statement and Prospectuses. The Company is eligible to use Form N-2. Each of the Registration Statement and any amendment thereto have been declared effective by the Commission under the 1933 Act or have become effective pursuant to Rule 462 under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information in connection with the Registration Statement.

Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the 1940 Act and the 1940 Act Regulations. The Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the 1940 Act and the 1940 Act Regulations. The Prospectus delivered to the Sales Agent for use in connection with this offering was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii) Issuer Free Writing Prospectus. The Company (including its agents and representatives, other than the Sales Agent in its capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the 1933 Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii), (iii) and (iv) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the 1933 Act or Rule 134 under the 1933 Act, (ii) the Registration Statement, (iii) the Prospectus, and (iv) any electronic road show or other written communications, in each case approved in writing in advance by the Sales Agent, such approval not to be unreasonably withheld. Each such Issuer Free Writing Prospectus, if any, complies in all material respects with the 1933 Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the 1933 Act (to the extent required thereby). No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus that has not been superseded or modified.

(iii) Documents Incorporated by Reference. The documents incorporated by reference in each of the Registration Statement, the Prospectus, when they were filed or when they will be filed with the Commission, as the case may be, conformed or will conform in all material respects to the requirements of the 1934 Act.

(iv) Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, at the Applicable Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of their respective date(s), at the time of any filing with the Commission pursuant to Rule 424(b) or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by the Sales Agent expressly for use therein (collectively, the “Sales Agent Information”). For purposes of this Agreement, the only Sales Agent Information shall be the final paragraph of the “Plan of Distribution” in the Prospectus.

(v) Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(vi) Independent Accountants of the Company. The accountants who audited or reviewed the financial statements and supporting schedules of the Company included or incorporated by reference in the Registration Statement and the Prospectus are independent registered public accountants with respect to the Company within the applicable rules and regulations of the Commission and the Public Company Accounting Oversight Board (United States) and as required by the 1933 Act.

(vii) Financial Statements. The financial statements included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and the Subsidiaries (as defined below) at the dates indicated and the results of their operations and the changes in the cash flows of the Company and the Subsidiaries for the periods specified (except that the unaudited financial statements were or are subject to normal year-end adjustments which were not, or are not expected to be, material in amount to the Company); said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except, in each case, as may be permitted by the rules and regulations of the Commission). The supporting schedules, if any, included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information of the Company and the Subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus have been derived from the accounting records and other books and records of the Company and the Subsidiaries and present fairly in all material respects the information shown therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement or the Prospectus under the 1933 Act or the 1933 Act Regulations.

(viii) No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement or the Prospectus, (A) there has been no material adverse change in the business, management, financial condition, results of operations or prospects of the Company and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of the Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and the Subsidiaries considered as one enterprise and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(ix) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into this Agreement and perform its obligations under this Agreement, the Investment Management Agreement, the Administration Agreement and the Securities; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

(x) Subsidiaries of the Company; Portfolio Companies. The Company’s only subsidiaries that were consolidated with the Company for financial reporting purposes under GAAP as of June 30, 2023 are those listed on Schedule A hereto (each a “Subsidiary” and, collectively, the “Subsidiaries”). Each of the Subsidiaries has been duly organized and is validly existing as a corporation, limited liability company or limited partnership in good standing under the laws of the jurisdiction of its organization, has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation, limited liability company or limited partnership to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or in good standing would not reasonably be expected to result in a Material Adverse Effect; except as disclosed in the Prospectus, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued and is fully paid and non-assessable; none of the outstanding shares of capital stock of any of the Subsidiaries was issued in violation of the preemptive or other similar rights of any securityholder of such Subsidiary. Except for any investments made in the ordinary course of business since the most recent quarter end, the Company does not own, directly or indirectly, any investments or shares of stock or any other equity or long-term debt securities of any corporation or other entity other than (A) the Subsidiaries and (B) those corporations or other entities described in the Registration Statement and the Prospectus under the caption “Portfolio Companies” (each a “Portfolio Company” and collectively the “Portfolio Companies”). Except as otherwise disclosed in the Prospectus, the Company does not control (as such term is defined in Section 2(a)(9) of the 1940 Act), any of the Portfolio Companies or any corporation or other entity in which it invested since the most recent quarter end.

(xi) Capitalization. The authorized shares of capital stock of the Company are as set forth in the Registration Statement and the Prospectus under the caption “Description of Our Capital Stock.” The total issued and outstanding shares of capital stock of the Company as of June 30, 2023 are as set forth in the Prospectus Supplement under the caption “The Offering.” The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company. Except as set forth in the Registration Statement and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(xii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xiii) Authorization and Description of Securities. The Securities to be issued and sold by the Company hereunder have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; and no preemptive rights of stockholders exist with respect to any of the Securities or the issue and sale thereof. The Common Stock conforms to all statements relating thereto contained in the Registration Statement and the Prospectus and such description conforms to the rights set forth in the instruments defining the same. No holder of the Common Stock will be subject to personal liability by reason of being such a holder. The Company acknowledges and agrees that all stock-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Securities.

(xiv) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement.

(xv) Absence of Violations and Defaults. Neither the Company nor any of the Subsidiaries is (A) in violation of its charter, bylaws or similar organizational document, each as amended or supplemented from time to time, (B) in default under any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any of the Subsidiaries is subject (collectively, “Agreements and Instruments”), except for such defaults that would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect.

(xvi) Absence of Conflicts. The execution, delivery and performance of this Agreement, the performance of the Investment Management Agreement and the Administration Agreement and the consummation of the transactions contemplated herein and therein and in the Registration Statement and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any of the Subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect), nor will such action result in any violation of the provisions of (a) the charter, bylaws or similar organizational document of the Company or any of the Subsidiaries or (b) any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity, except, in the case of (b) above, for any violation that would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Subsidiaries.

(xvii) Employees. Neither the Company nor any of the Subsidiaries has any employees.

(xviii) Absence of Proceedings. Except as disclosed in the Registration Statement and the Prospectus, there is no action, suit, proceeding or, to the knowledge of the Company, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of the Subsidiaries, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement, the Investment Management Agreement, the Administration Agreement or the performance by the Company of its obligations hereunder or thereunder.

(xix) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(xx) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, the Investment Management Agreement, the Administration Agreement or the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”), except (A) such as have been already made or obtained, including under the 1933 Act, the 1933 Act Regulations, the 1940 Act, the 1940 Act Regulations, state securities laws or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”), (B) the filing of the Notifications of Election under the 1940 Act, which has been effected and (C) where the failure to obtain any such filing, authorization, approval, consent, license, order, registration, qualification or decree would not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect.

(xxi) Possession of Licenses and Permits. The Company and the Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect. The Company and the Subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect. Neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(xxii) Title to Property. The Company and the Subsidiaries do not own any real property; and all of the leases and subleases material to the business of the Company and the Subsidiaries, considered as one enterprise, and under which the Company or any of the Subsidiaries holds properties, are in full force and effect, and neither the Company nor any such Subsidiary has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxiii) Possession of Intellectual Property. Except as would not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect, the Company and the Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of the Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of the Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(xxiv) Accounting Controls. The Company, on a consolidated basis, maintains a system of internal control over financial reporting (as defined under Rule 13a-15(f) and 15d-15(f) under the rules and regulations of the Commission under the 1934 Act (such rules and regulations, the “1934 Act Regulations”)) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to the Company’s consolidated assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting (it being understood that the Company is not as of the date hereof required to comply with the auditor attestation requirements under Section 404 of the Sarbanes Oxley Act of 2002, as amended).

(xxv) Taxes and Tax Returns. All United States federal income tax returns of the Company and the Subsidiaries required by law to have been filed by them (taking into account any applicable extensions) have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, in each case, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided or insofar as the failure to do so would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect. The United States federal income tax returns of the Company through the fiscal year ended September 30, 2022 have been filed, and no assessment in connection therewith has been made against the Company. The Company and the Subsidiaries have filed all other tax returns that are required to have been filed by them (taking into account any applicable extensions) pursuant to applicable foreign, state, local or other law and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and the Subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company or, in each case, insofar as the failure to pay such taxes or file such returns would not reasonably be expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any current assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not reasonably be expected to result in a Material Adverse Effect.

(xxvi) Insurance. The Company and the Subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as the Company reasonably believes is prudent, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of the Subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Effect.

(xxvii) Investment Company Act. The Company is not required and, upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus, will not be required to register as an “investment company” as such term is used in the 1940 Act.

(xxviii) Stabilization and Manipulation. The Company has not taken, nor will it take, directly or indirectly, without giving effect to any activities by the Sales Agent, any action designed, or that would reasonably be expected, to cause or result in, or that constitutes, any stabilization or manipulation of the price of the Securities, other than activity permitted pursuant to Rule 10b-18 under the 1934 Act.

(xxix) Foreign Corrupt Practices Act. None of the Company, any of the Subsidiaries, or, to the knowledge of the Company, any director, officer or employee of the Company or any of the Subsidiaries or any agent, controlled affiliate or other person acting on behalf of the Company or any of the Subsidiaries is aware of, has taken or will take any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and to the knowledge of the Company, the Company and its Subsidiaries have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxx) Anti-Money Laundering Laws. The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable anti-money laundering statutes of the jurisdictions in which the Company and the Subsidiaries conduct business, the rules and regulations thereunder and any other relevant laws, rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Anti-Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of the Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxxi) OFAC. None of the Company, any of the Subsidiaries, or, to the knowledge of the Company, any director, officer or employee of the Company or any of the Subsidiaries or any agent, controlled affiliate or other person acting on behalf of the Company or any of the Subsidiaries is an individual or entity (“Person”), or is controlled by a Person that is, (i) currently the subject or target of any sanctions administered or enforced by the United States Government, including the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is itself the subject of Sanctions. In the past five (5) years, the Company and the Subsidiaries have not knowingly engaged in, and are not now knowingly engaged in, any unauthorized dealings or transactions with any Person that at the time of the dealing or transaction is or was the subject or target of Sanctions.

(xxxii) Lending Relationship. Except as disclosed in the Registration Statement and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of the Sales Agent and (ii) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of the Sales Agent.

(xxxiii) Statistical and Market-Related Data. Any statistical and market-related data included or incorporated by reference in the Registration Statement or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xxxiv) Related Party Transactions. There are no business relationships or related party transactions involving the Company, any of the Subsidiaries or any other person required to be described in the Registration Statement or the Prospectus which have not been described as required.

(xxxv) Notification of Election. When the Notification of Election was filed with the Commission, it (A) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the 1940 Act and (B) did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(xxxvi) Investment Management Agreement and Administration Agreement. (A) The terms of the Investment Management Agreement and the Administration Agreement, including compensation terms, comply in all material respects with all applicable provisions of the 1940 Act, the 1940 Act Regulations and the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Advisers Act”) and (B) the approvals by the board of directors and the stockholders of the Company of the Investment Management Agreement and the Administration Agreement have been made in accordance with the requirements of Section 15(a) and (c) of the 1940 Act and the 1940 Act Regulations applicable to companies that have elected to be regulated as business development companies under the 1940 Act. Each of the Investment Management Agreement and the Administration Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or thereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

(xxxvii) Interested Persons. Except as disclosed in the Registration Statement and the Prospectus (A) no person is serving or acting as an officer, director or investment adviser of the Company, except in accordance with the provisions of the 1940 Act and the Advisers Act, and (B) to the knowledge of the Company, no director of the Company is an “interested person” (as defined in the 1940 Act) of the Company or an “affiliated person” (as defined in the 1940 Act) of the Sales Agent.

(xxxviii) Business Development Company. (A) The Company has duly elected to be treated by the Commission under the 1940 Act as a business development company, such election is effective and all required action has been taken by the Company under the 1933 Act and the 1940 Act to make the public offering and consummate the sale of the Securities as provided in this Agreement; (B) the provisions of the charter and bylaws of the Company, and the investment objectives, policies and restrictions described in the Prospectus comply in all material respects with the requirements of the 1940 Act applicable to business development companies; and (C) the operations of the Company are in compliance in all material respects with the provisions of the 1940 Act and the 1940 Act Regulations applicable to business development companies.

(xxxix) No Extension of Credit. The Company has not, directly or indirectly, extended credit, agreed to extend credit, arranged to extend credit or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company or any of the Subsidiaries, or to or for any family member or affiliate of any director or executive officer of the Company or any of the Subsidiaries.

(xl) Regulated Investment Company. The Company has elected to be treated, and has operated, and intends to continue to operate, its business in such a manner as to enable the Company to continue to qualify as a regulated investment company under Subchapter M of U.S. Internal Revenue Code of 1986, as amended (the “Code”).

The Company intends to direct the investment of the proceeds of the offering of the Securities in a manner as to comply with the requirements of Subchapter M of the Code.

(xli) Sarbanes-Oxley Act. To the extent applicable to the Company on the date hereof, there is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xlii) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act) contained in the Registration Statement or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xliii) IT Systems. The Company and the Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and the Subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. The Company and the Subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all material IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. The Company and the Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(b) Representations and Warranties by the Adviser and the Administrator. The Adviser and the Administrator, jointly and severally, represent to the Sales Agent as of the date hereof, the Applicable Time, each Representation Date (as defined below) and any Date of Delivery (as defined below), and agrees with the Sales Agent, as follows:

(i) No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given or incorporated by reference in the Registration Statement or the Prospectus, there has been no material adverse change in the condition, financial or otherwise, or in the business, financial condition, capitalization, prospects or regulatory status of the Adviser or the Administrator, whether or not arising in the ordinary course of business, or on the ability of the Adviser or the Administrator to carry out its obligations under this Agreement, the Investment Management Agreement or the Administration Agreement (collectively, an “Adviser/Administrator Material Adverse Effect”).

(ii) Good Standing. Each of the Adviser and the Administrator has been duly organized and is validly existing as a limited liability company, in good standing under the laws of its state of organization and has limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into this Agreement and perform its obligations under this Agreement and the Investment Management Agreement; and each of the Adviser and the Administrator is duly qualified as a foreign entity to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not otherwise reasonably be expected to result in an Adviser/Administrator Material Adverse Effect.

(iii) Registration Under Advisers Act. The Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the 1940 Act from acting under the Investment Management Agreement for the Company as contemplated by the Registration Statement and the Prospectus. There does not exist any proceeding or, to the Adviser’s knowledge, any facts or circumstances the existence of which could lead to any proceeding which might adversely affect the registration of the Adviser with the Commission.

(iv) Absence of Proceedings. Except as disclosed in the Registration Statement and the Prospectus, there is no action, suit, proceeding or, to the knowledge of the Adviser or the Administrator, inquiry or investigation before or brought by any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Adviser or the Administrator or any of their properties, assets or operations now pending or, to the knowledge of the Adviser or the Administrator, threatened, against or affecting the Adviser or the Administrator, which is required to be disclosed in the Registration Statement (other than as disclosed therein) or which would reasonably be expected to result in an Adviser/Administrator Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement, the Investment Management Agreement or the Administration Agreement or the performance by the Adviser or the Administrator of its obligations hereunder or thereunder.

(v) Absence of Violations and Defaults. Neither the Adviser nor the Administrator is (A) in violation of its limited liability company agreement, (B) in default under any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Adviser or the Administrator is a party or by which it may be bound or to which any of its properties or assets is subject (collectively, the “Adviser/Administrator Agreements and Instruments”), except for such defaults that would not reasonably be expected, singly or in the aggregate, to result in an Adviser/Administrator Material Adverse Effect, or (C) in violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Adviser or the Administrator or any of their properties, assets or operations, except for such violations that would not reasonably be expected, singly or in the aggregate, to result in an Adviser/Administrator Material Adverse Effect.

(vi) Absence of Conflicts. The execution, delivery and performance of this Agreement, the performance of the Investment Management Agreement and the Administration Agreement and the consummation of the transactions contemplated herein and therein and in the Registration Statement and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) and compliance by the Adviser and the Administrator with their obligations hereunder and thereunder do not and will not, whether with or without the giving of notice of passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Adviser or the Administrator or pursuant to, the Adviser/Administrator Agreements and Instruments (except for such conflicts, breaches, defaults, events or conditions giving the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Adviser or the Administrator, or liens, charges or encumbrances that would not reasonably be expected, singly or in the aggregate, to result in an Adviser/Administrator Material Adverse Effect), nor will such action result in any violation of the provisions of (a) the limited liability company agreement of the Adviser or the Administrator, or (b) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Adviser or the Administrator or any of their properties, assets or operations except, in the case of (b) above, for any violation that would not reasonably be expected, singly or in the aggregate, to result in an Adviser/Administrator Material Adverse Effect.

(vii) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by each of the Adviser and the Administrator.

(viii) Investment Management Agreement and Administration Agreement. Each of the Investment Management Agreement and Administration Agreement has been duly authorized, executed and delivered by the Adviser or the Administrator, as applicable, and is a valid and binding obligation of the Adviser or the Administrator, as applicable, enforceable against it in accordance with its terms, except as the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or thereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

(ix) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Adviser or the Administrator of their obligations hereunder or, in connection with the offering, the issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, the Investment Management Agreement, the Administration Agreement or the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”), except (A) such as have been already made or obtained, including under the 1933 Act, the 1933 Act Regulations, state securities laws or the rules of FINRA and (B) where the failure to obtain any such filing, authorization, approval, consent, license, order, registration, qualification or decree would not reasonably be expected, singly or in the aggregate, to result in an Adviser/Administrator Material Adverse Effect.

(x) Descriptions of Adviser and Administrator. The descriptions of the Adviser and the Administrator contained in the Registration Statement and the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(xi) Possession of Licenses and Permits. Each of the Adviser and the Administrator possesses such Governmental Licenses issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, except where the failure so to possess would not reasonably be expected, singly or in the aggregate, to result in an Adviser/Administrator Material Adverse Effect. Each of the Adviser and the Administrator is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not reasonably be expected, singly or in the aggregate, to result in an Adviser/Administrator Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected, singly or in the aggregate, to result in an Adviser/Administrator Material Adverse Effect. Each of the Adviser and the Administrator has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in an Adviser/Administrator Material Adverse Effect.

(xii) Stabilization and Manipulation. Neither the Adviser nor the Administrator has taken, nor will take, directly or indirectly, without giving effect to any activities by the Sales Agent, any action designed, or that would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of the Securities, other than activity permitted pursuant to Rule 10b-18 under the 1934 Act.

(xiii) Foreign Corrupt Practices Act. None of the Adviser, the Administrator or, to the knowledge of the Adviser or the Administrator, any director, officer or employee of the Adviser or the Administrator or any agent, controlled affiliate or other person acting on behalf of the Adviser or the Administrator is aware of, has taken or will take any action, directly or indirectly, that would result in a violation by such persons of the FCPA, in connection with the business of the Company, including making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and to the knowledge of the Adviser or the Administrator, the Adviser and the Administrator have conducted its business, in relation to the Company, in compliance with the FCPA and has instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xiv) Anti-Money Laundering Laws. The operations of the Adviser and the Administrator are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Anti-Money Laundering Laws; and no action, suit or proceeding by or before any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Adviser and the Administrator or any of their properties, assets or operations involving the Adviser or the Administrator with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Adviser or the Administrator, threatened.

(xv) OFAC. None of the Adviser, the Administrator or, to the knowledge of the Adviser or the Administrator, any director, officer or employee of the Adviser or the Administrator or any agent, controlled affiliate or other person acting on behalf of the Adviser or the Administrator is a Person, or is controlled by a Person that is, (i) currently the subject or target of Sanctions, or (ii) located, organized or resident in a country or territory that is itself the subject of comprehensive Sanctions (currently Belarus, Cuba, Iran, North Korea, Russia, Syria and Crimea, Donetsk and Luhansk regions of Ukraine). During the last five years, neither the Adviser nor the Administrator has knowingly engaged in, and is not now knowingly engaged in, any unauthorized dealings or transactions with any Person that at the time of the dealing or transaction is or was the subject or target of Sanctions.

(xvi) Key Employees. Neither the Adviser nor the Administrator is aware that (i) any of its executives, key employees or significant group of employees plans to terminate employment with the Adviser or the Administrator or (ii) any such executive or key employee is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by either the Adviser’s or the Administrator’s present or proposed business activities, except, in each case, as would not reasonably be expected, singly or in the aggregate, to result in an Adviser/Administrator Material Adverse Effect.

(xvii) No Labor Disputes. No labor disturbance by or dispute with employees of the Adviser or the Administrator or any of their subsidiaries exists or, to the knowledge of the Adviser or the Administrator, is contemplated or threatened, and neither the Adviser nor the Administrator is aware of any existing or imminent labor disturbance by, or dispute with, the employees or any of its or its subsidiaries’ principal suppliers, contractors or customers, except in each case as would not reasonably be expected to result in an Adviser/Administrator Material Adverse Effect.

(xviii) Accounting Controls. The Adviser and the Administrator maintain systems of internal accounting controls sufficient to provide reasonable assurance that (A) transactions effectuated by them under the Investment Management Agreement and the Administration Agreement, as applicable, are executed in accordance with its management’s general or specific authorization; (B) access to the Company’s consolidated assets that are in its possession or control is permitted only in accordance with its management’s general or specific authorization; (C) transactions for which it has bookkeeping and record-keeping responsibility under the Investment Management Agreement and the Administration Agreement are recorded as necessary to permit preparation of the Company’s financial statements in conformity with GAAP and to maintain financial statements in conformity with GAAP and to maintain accountability for the Company’s assets and (D) the recorded accountability for such assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xix) Financial Resources. Each of the Adviser and the Administrator has the financial resources available to it necessary for the performance of its services and obligations as contemplated by the Registration Statement, the Prospectus and the Investment Management Agreement.

(c) Officer’s Certificates. Any certificate signed by any officer of the Company, any of the Subsidiaries, the Adviser or the Administrator delivered to the Sales Agent or to counsel for the Sales Agent shall be deemed a representation and warranty by the Company, the Adviser or the Administrator, as applicable, to the Sales Agent as to the matters covered thereby.

SECTION 2. Sale and Delivery of Securities.

(a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell Securities from time to time through the Sales Agent, and the Sales Agent agrees to use its commercially reasonable efforts to sell, as sales agent for the Company, the Securities on the following terms.

(i) Each time that the Company wishes to sell Securities on any day that is a trading day for the New York Stock Exchange (a “Trading Day”) (other than a Trading Day on which the New York Stock Exchange is scheduled to close prior to its regular weekday closing time) pursuant to this Agreement (each, a “Placement”), the Company will instruct the Sales Agent in writing of the parameters in accordance with which it desires Securities to be sold, which shall at a minimum include the number of Securities to be offered, the time period during which sales are requested to be made, the minimum price below which sales may not be made and any limitation on the number of

Securities that may be sold in any one day (a “Placement Notice”). The Sales Agent will, prior to 4:30 p.m. (New York City time) or, if later, within three hours after receipt of the Placement Notice, on the same business day (as defined below) on which such Placement Notice is delivered to the Sales Agent, issue to the Company a notice by email addressed to all of the Authorized Representatives (as defined below) confirming all of the parameters of the Placement. The Placement Notice shall be effective upon receipt by any of the Authorized Representatives of the email notice from the Sales Agent, unless and until (i) the entire amount of the Securities covered by the Placement Notice have been sold, (ii) in accordance with Section 2(a)(ii) hereof, the Company or the Sales Agent suspends or terminates the Placement Notice, (iii) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, or (iv) this Agreement has been terminated under the provisions of Section 9. Subject to the terms and conditions hereof, the Sales Agent shall use its commercially reasonable efforts to offer and sell all of the Securities designated in the Placement Notice; provided, however, that the Sales Agent shall have no obligation to offer or sell any Securities, and the Company acknowledges and agrees that the Sales Agent shall have no such obligation in the event an offer or sale of the Securities on behalf of the Company may in the judgment of the Sales Agent constitute the sale of a “block” under Rule 10b-18(a)(5) under the 1934 Act, or a “distribution” within the meaning of Rule 100 of Regulation M under the 1934 Act or the Sales Agent reasonably believes it may be deemed an “underwriter” under the 1933 Act in a transaction that is other than (A) by means of ordinary brokers’ transactions between members of the New York Stock Exchange that qualify for delivery of a Prospectus to the New York Stock Exchange in accordance with Rule 153 under the 1933 Act or (B) directly on or through an electronic communication network, a “dark pool” or any similar market venue (the transactions described in (A) and (B) are hereinafter referred to as “At the Market Offerings”). In the event of a conflict between the terms of this Agreement and the terms of any Placement Notice, the terms of such Placement Notice will control.

(ii) Notwithstanding the foregoing, the Company or the Sales Agent may, upon notice to the other party by telephone (confirmed promptly by electronic mail from such party), suspend the offering of the Securities pursuant to this Agreement or suspend or terminate a previously issued Placement Notice; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Securities sold hereunder prior to the giving of such notice. Each of the parties agrees that no such notice shall be effective against the other unless it is made to one of its authorized representatives as set forth on Schedule B hereto (the “Authorized Representatives”), as such Schedule may be amended from time to time.

(iii) The Sales Agent hereby covenants and agrees not to make any sales of the Securities on behalf of the Company, pursuant to this Section 2(a), other than (A) by means of At the Market Offerings and (B) such other sales of the Securities on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and the Sales Agent.

(iv) The gross sales price of any Securities sold pursuant to this Agreement by the Sales Agent, as an agent of the Company, shall be the market price prevailing at the time of sale for Securities sold by the Sales Agent on the New York Stock Exchange or otherwise, at prices related to prevailing market prices or, subject to specific instructions of the Company, at negotiated prices. The compensation to the Sales Agent, as an agent of the Company, for sales of the Securities shall be at a mutually agreed rate up to 2.0% of the gross sales price of the Securities sold pursuant to this Section 2(a). The foregoing rate of compensation shall not apply when the Sales Agent acts as principal, in which case the Company may sell Securities to the Sales Agent as principal at a price agreed upon at the relevant applicable time pursuant to a separate agreement (each, a “Terms Agreement”) relating to such sale. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in connection with such sales, shall constitute the net proceeds to the Company for such Securities (the “Net Proceeds”). The Sales Agent shall notify the Company as promptly as practicable if any deduction referenced in the preceding sentence will be made.

(v) The Sales Agent shall provide written confirmation to the Company as soon as practicable following the close of trading on the New York Stock Exchange each day on which the Securities are sold under this Section 2(a) setting forth the aggregate amount of the Securities sold on such day, the aggregate Net Proceeds to the Company, and the aggregate compensation payable by the Company to the Sales Agent with respect to such sales.

(vi) Settlement for sales of the Securities pursuant to this Section 2(a) will occur on the second Trading Day following the date on which such sales are made, unless another date shall be agreed upon by the Company and the Sales Agent (provided that, if such Trading Day is not a business day, then settlement will occur on the next succeeding Trading Day that is also a business day) (each such date, a “Settlement Date”). As used herein, the term “business day” means any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law, regulation or executive order to close. On each Settlement Date, the Securities sold through the Sales Agent for settlement on such date shall be delivered by the Company (through its transfer agent) to the Sales Agent against payment of the Net Proceeds for the sale of such Securities. Settlement for all such Securities shall be effected by electronically transferring the Securities by the Company to the Sales Agent’s account, or to the account of the Sales Agent’s designee, at DTC through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be mutually agreed upon by the Company and the Sales Agent, which in all cases shall be freely tradable, transferable, registered shares eligible for delivery through DTC, in return for payments in same day funds delivered to the account designated by the Company. If the Company (or its transfer agent) shall default on its obligation to deliver the Securities on any Settlement Date, the Company shall (A) indemnify and hold the Sales Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (B) pay the Sales Agent any commission to which it would otherwise be entitled absent such default. The Authorized Representatives, or any designees thereof as notified to the Sales Agent in writing, shall be the contact persons for the Company for all matters related to the settlement of the transfer of the Securities through DWAC for purposes of this Section 2(a)(vi).

(vii) Any obligation of the Sales Agent to use its commercially reasonable efforts to sell the Securities on behalf of the Company shall be subject to the continuing accuracy of the representations and warranties of the Company, the Adviser and the Administrator, to the performance by the Company, the Adviser and the Administrator of their obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 3 of this Agreement.

(b) If the Company wishes to sell the Securities other than as set forth in Section 2(a) of this Agreement, it may elect, in its sole discretion, to notify the Sales Agent of the proposed terms of such sale. If the Sales Agent, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Company will enter into a Terms Agreement setting forth the terms of such Placement. In the event of a conflict between the terms of this Agreement and the terms of any Terms Agreement, the terms of such Terms Agreement will control. For avoidance of doubt, nothing contained in this Agreement shall be construed to require the Company to engage the Sales Agent in connection with the offer and sale of any of its securities, including shares of the Common Stock, whether in connection with an underwritten offering or otherwise.

(c) In the event the Company engages the Sales Agent for a sale of Securities that would constitute the sale of a “block” under Rule 10b-18(a)(5) under the 1934 Act, or a “distribution,” within the meaning of Rule 100 of Regulation M under the 1934 Act, the Company and the Sales Agent will agree to compensation that is customary for the Sales Agent with respect to such transactions.

(d) Under no circumstances shall the Company cause or request the offer or sale of any Securities if, after giving effect to the sale of such Securities, the aggregate gross sales proceeds or the aggregate number of the Securities sold pursuant to this Agreement would exceed the amount available for offer and sale under the currently effective Registration Statement.

(e) If any party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the 1934 Act are not satisfied with respect to the Securities, it shall promptly notify the other parties and sales of the Securities under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party. Upon the reasonable request of the Company in writing to the Sales Agent (which such request may be by electronic mail), the Sales Agent shall promptly calculate and provide in writing to the Company a report setting forth, for the prior week, the average daily trading volume (as defined in Rule 100 of Regulation M under the 1934 Act) of the Common Stock.

(f) Each sale of the Securities to or through the Sales Agent shall be made in accordance with the terms of this Agreement or, if applicable, a Terms Agreement. The commitment of the Sales Agent to purchase the Securities pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the parties herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the number of the Securities to be purchased by the Sales Agent pursuant thereto, the price to be paid to the Company for such Securities, any provisions relating to rights of, and default by, underwriters acting together with the Sales Agent in the reoffering of the

Securities, any provisions relating to the granting of an option to purchase additional Securities for the purpose of covering over-allotments, and the time and date (each such time and date being referred to herein as a “Date of Delivery”) and place of delivery of and payment for such Securities. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 5 hereof and any other information or documents required by the Sales Agent.

(g) Subject to such further limitations on offers and sales of Securities or delivery of instructions to offer and sell Securities as are set forth herein and as may be mutually agreed upon by the Company and the Sales Agent offers and sales of Securities pursuant to this Agreement shall not be requested by the Company and need not be made by the Sales Agent at any time when or during any period in which the Company is in possession of material non-public information.

(h) The Company acknowledges and agrees that (A) there can be no assurance that the Sales Agent will be successful in selling the Securities, (B) the Sales Agent will not incur liability or obligation to the Company or any other person or entity if such Sales Agent does not sell Securities for any reason other than a failure by the Sales Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Securities in accordance with the terms of this Agreement and (C) the Sales Agent shall not be under any obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise specifically agreed in writing by the Sales Agent and the Company. For purposes of clarification, the Sales Agent shall only be deemed to be acting as a sales agent under this Agreement during the period beginning with the delivery of a Placement Notice from the Company to the Sales Agent and ending upon the suspension or termination of such Placement Notice.

(i) The Company agrees that, during the term of this Agreement, any offer to sell, any solicitation of an offer to buy, or any sales of Securities or sales of Common Stock pursuant to any At the Market Offering (as defined herein and within the meaning of Rule 415(a)(4) under the 1933 Act) shall only be effected by or through the Sales Agent or any Other Agent. Notwithstanding the foregoing or anything to the contrary in this Agreement, during the term of this Agreement, any offer to sell, any solicitation of an offer to buy, or any sales of Securities or sales of Common Stock that do not constitute an At the Market Offering (as defined herein and within the meaning of Rule 415(a)(4) under the 1933 Act), including any underwritten offering or private placement transaction exempt from the requirements of the 1933 Act, may be effected by the Company by or through any person or entity in the Company’s sole discretion.

SECTION 3. Covenants of the Company. The Company covenants with the Sales Agent as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(c), will comply with the requirements of Rule 415, Rule 430B, Rule 497 and Rule 424(b), and will notify the Sales Agent immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b) and Rule 497 within the time period required by Rule 424(b) or Rule 497, as applicable, and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will use its commercially reasonable efforts to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Filing of Amendments. The Company will give the Sales Agent notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or to the Prospectus and will furnish the Sales Agent with copies of any such documents within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Sales Agent or counsel for the Sales Agent shall object. The Company shall give the Sales Agent notice of its intention to make any filings pursuant to the 1934 Act or the 1934 Rules and Regulations within 48 hours prior to the Applicable Time and will furnish the Sales Agent with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Sales Agent or counsel for the Sales Agent shall reasonably object.

(c) Continued Compliance with Securities Laws. The Company will use its commercially reasonable efforts to comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement and the Prospectus. If at any time when a prospectus relating to the Securities is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Sales Agent or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the Prospectus in order that the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Sales Agent notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Sales Agent with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement. The Company will furnish to the Sales Agent such number of copies of such amendment or supplement as the Sales Agent may reasonably request. The Company has given the Sales Agent notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company shall give the Sales Agent notice of its intention to make any such filing and shall furnish the Sales Agent with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be.

(d) Delivery of Commission Filings. The Company has furnished or, upon written request of the Sales Agent, shall deliver to the Sales Agent and counsel for the Sales Agent, without charge, conformed copies of the Registration Statement, as originally filed, and of each amendment thereto (including exhibits filed therewith) and conformed copies of all consents and certificates of experts, and will also deliver to the Sales Agent, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for the Sales Agent. The copies of the Registration Statement and each amendment thereto furnished to the Sales Agent will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Delivery of Prospectuses. The Company will furnish to the Sales Agent, without charge, during the period when a prospectus relating to the Securities is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as the Sales Agent may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Sales Agent will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f) Blue Sky Qualifications. The Company will use its commercially reasonable efforts, in cooperation with the Sales Agent, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Sales Agent may designate and to maintain such qualifications in effect so long as reasonably required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g) Rule 158. The Company will make generally available to its securityholders as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the 1933 Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement; provided that the Company will be deemed to have complied with such request by filing such an earnings statement on EDGAR.

(h) Listing. The Company will use its commercially reasonable best efforts to maintain the listing of the Common Stock (including the Securities) on the New York Stock Exchange.

(i) DTC. The Company will cooperate with the Sales Agent and use its commercially reasonable efforts to permit the offered Securities to be eligible for clearance and settlement through the facilities of DTC.

(j) Use of Proceeds; OFAC. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement and the Prospectus under “Use of Proceeds.” The Company will not directly or, to its knowledge, indirectly, use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions (to the extent that such action would result in the violation by any person (including any person participating in the transaction, whether as underwriter, adviser, investor or otherwise) of Sanctions) or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(k) Reporting Requirements. The Company, during the period when a Prospectus relating to the Securities is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations.

(l) Business Development Company Status. The Company will use its commercially reasonable efforts to maintain its status as a business development company; provided, however, the Company may cease to be, or withdraw its election as, a business development company, with the approval of the board of directors and a vote of stockholders as required by Section 58 of the 1940 Act or any successor provision.

(m) Regulated Investment Company Status. The Company will use its commercially reasonable efforts to maintain its qualification as a regulated investment company under Subchapter M of the Code for each full fiscal year during which it is a business development company under the 1940 Act.

(n) Annual Compliance Reviews. The Company will retain qualified accountants and qualified tax experts to (i) test procedures and conduct annual compliance reviews designed to determine compliance with the regulated investment company provisions of the Code and (ii) otherwise assist the Company in monitoring appropriate accounting systems and procedures designed to determine compliance with the regulated investment company provisions of the Code.

(o) Accounting Controls. The Company will use commercially reasonable efforts to establish and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to the Company’s consolidated assets is permitted only in accordance with management’s authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; (E) material information relating to the Company and the assets managed by the Adviser is promptly made known to the officers responsible for establishing and maintaining the system of internal accounting controls; and (F) any significant deficiencies or weaknesses in the design or operation of internal accounting controls that could adversely affect the Company’s ability to record, process, summarize and report financial data, and any fraud whether or not material that involves management or other employees who have a significant role in internal controls, are adequately and promptly disclosed to the Company’s independent auditors and the audit committee of the Company’s board of directors.

(p) Disclosure Controls. The Company will use commercially reasonable efforts to establish and employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate to allow timely decisions regarding disclosure.

(q) Issuer Free Writing Prospectus. The Company represents and agrees that, without the prior consent of the Sales Agent (i) it will not distribute any offering material other than the Registration Statement or the Prospectus, and (ii) it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the 1933 Act, and which the parties agree, for the purposes of this Agreement, includes (x) any “advertisement” as defined in Rule 482 under the 1933 Act; and (y) any sales literature, materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities, including any in-person roadshow or investor presentations (including slides and scripts relating thereto) made to investors by or on behalf of the Company.

(r) Due Diligence Matters. The Company will cooperate with any reasonable due diligence review conducted by the Sales Agent or its respective agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as either Agent may reasonably request. The parties acknowledge that the due diligence review contemplated by this Section 2(r) will include, without limitation, during the term of this Agreement a quarterly diligence conference to occur within five business days after each 10-Q filing or 10-K filing whereby the Company will make its senior corporate officers available to address diligence inquiries of the Sales Agent and will provide such additional information and documents as the Sales Agent may reasonably request.

(s) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(t) The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Securities pursuant to this Agreement, the Sales Agreement or any Terms Agreement shall only be effected by or through only one of Agent or any Other Agent, as applicable, at any given time as determined by the Company, but in no event by more than one of them, and the Company shall in no event request that more than one of Agent or any Other Agent sell Securities during such time period.

SECTION 4. Payment of Expenses. The Company shall pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation and filing of the Registration Statement, the Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Sales Agent (including costs of mailing and shipment), (ii) the printing and delivery to the Sales Agent of this Agreement and such other documents as may be required in connection with the offering, purchase, sale or delivery of the Securities, (iii) the delivery of Securities to the Sales Agent, including any stock or other transfer taxes and any stamp or other duties payable upon the sale or delivery of the Securities to the Sales Agent, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of this Agreement, including filing fees and the reasonable fees and disbursements of counsel for the Sales Agent in connection therewith and in connection with the preparation of blue sky surveys and any supplement thereto, (vi) the printing and delivery to the Sales Agent of copies of the Prospectus and any amendments or supplements thereto, (vii) the preparation and delivery to the Sales Agent of copies of the blue sky survey, if any, and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the reasonable legal fees and expenses of counsel to the Sales Agent in connection with their performance under this Agreement and the Prior Agreement, in an aggregate amount of $40,000 in connection with the initial launch of the “at the market” offering, $40,000 in connection with the entry into this Agreement and the Sales Agreement and up to $7,500 per fiscal quarter during the term of this Agreement and the Sales Agreement, which amount shall include legal fees and expenses relating to the review by FINRA of the terms of the sale of the Securities and (x) the filing fees incident to the review by FINRA of the terms of the sale of the Securities. Except as set forth herein, the Sales Agent will pay all of its other out-of-pocket costs and expenses incurred in connection with entering into this Agreement and the transactions contemplated by this Agreement, including, without limitation, travel and similar expenses, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated.

SECTION 5. Conditions of the Sales Agent’s Obligations. The obligations of the Sales Agent hereunder are subject to the accuracy of the representations and warranties of the Company, the Adviser and the Administrator contained herein or in certificates of any officer of the Company, any of the Subsidiaries, the Adviser or the Administrator delivered pursuant to the provisions hereof, to the performance by the Company, the Adviser and the Administrator of their respective covenants and other obligations hereunder, and to the following further conditions:

(a) Registration Statement. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any Issuer Free Writing Prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information in connection with the Registration Statement. Any required filing of each Issuer Free Writing Prospectus pursuant to Rule 433 has been made in the manner and within the time period required by Rule 433(d).

(b) Opinions of Counsel for the Company, the Adviser and the Administrator. Within five business days after (i) each date on which the Company files a quarterly report on Form 10-Q or an annual report on Form 10-K, (ii) each date on which Securities are delivered to the Sales Agent pursuant to a Terms Agreement, or (iii) such date as the Sales Agent may reasonably request (the date of commencement of the offering of the Securities under this Agreement, the date of commencement of the offering of the Securities under this Agreement following the termination of a Suspension Period and each date referred to in subclauses (i), (ii) and (iii) above, each a “Representation Date”), the Sales Agent shall have received the favorable opinions, dated the Representation Date, of Dechert LLP, counsel for the Company, the Adviser and the Administrator, and of Venable LLP, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Sales Agent. Such counsels may state that insofar as such opinions involve factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Subsidiaries, the Adviser and the Administrator and certificates of public officials.

(c) Opinion of Counsel for the Sales Agent. Within five business days after each Representation Date, the Sales Agent shall have received the favorable opinion, dated the Representation Date, of Kirkland & Ellis LLP, counsel for the Sales Agent. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company, the Subsidiaries, the Adviser and the Administrator and certificates of public officials.

(d) Officers’ Certificates.

(i) Within five business days after each Representation Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, or the Prospectus, any material adverse change in the business, properties, management, financial condition, prospects or results of operations of the Company and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Sales Agent shall have received a certificate of the chief executive officer or the president of the Company and of the chief financial or chief accounting officer of the Company, dated the Representation Date, to the effect that (A) there has been no such material adverse change, (B) the representations and warranties of the Company in Section 1(a) of this Agreement are true and correct with the same force and effect as though expressly made at and as of the Representation Date, (C) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Representation Date, and (D) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated by the Commission.

(ii) Within five business days after each Representation Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, an Adviser/Administrator Material Adverse Effect, and the Sales Agent shall have received certificates of the managing member of each of the Adviser and the Administrator, dated the Representation Date, to the effect that (A) there has been no such Adviser/Administrator Material Adverse Effect with respect to the Adviser or the Administrator, as applicable, (B) the representations and warranties of the Adviser or the Administrator, as applicable, in Section 1(b) of this Agreement are true and correct with the same force and effect as though expressly made at and as of the Representation Date and (C) the Adviser or the Administrator, as applicable, has complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Representation Date.

(e) Accountant’s Comfort Letter. Within five business days after each Representation Date, the Sales Agent shall have received from RSM US LLP a letter, dated such date, in form and substance satisfactory to the Sales Agent, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the Company’s financial statements and certain financial information included or incorporated by reference in the Registration Statement and the Prospectus.

(f) Additional Documents. Within five business days after each Representation Date, counsel for the Sales Agent shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company, the Adviser and the Administrator in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Sales Agent and counsel for the Sales Agent.

SECTION 6. Indemnification.

(a) Indemnification of the Sales Agent by the Company, the Adviser and the Administrator. The Company, the Adviser and the Administrator, severally and not jointly, agree to indemnify and hold harmless the Sales Agent, its affiliates (as such term is defined in Rule 405 under the 1933 Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls the Sales Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any road show as defined in Rule 433(h) under the 1933 Act (a “road show”) or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any Issuer Free Writing Prospectus, the Prospectus or any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the reasonably incurred and documented fees and disbursements of counsel chosen by the Sales Agent), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any Rule 430B Information or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Sales Agent Information; and provided, further the Adviser’s indemnity shall only apply to statements described in (i) above regarding the Adviser and the Administrator’s indemnity shall apply only statements described in (i) above regarding the Administrator.

(b) Indemnification of Company, Directors, Officers, Adviser and Administrator. The Sales Agent agrees to indemnify and hold harmless the Company, the Adviser, the Administrator their directors, each of the Company’s officers who signed the Registration Statement and each person, if any, who controls the Company, the Adviser or the Administrator within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any Rule 430B Information, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Sales Agent Information.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced (through the forfeiture of substantive rights and defenses) as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Sales Agent, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Adviser and the Administrator, on the one hand, and the Sales Agent, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Adviser and the Administrator, on the one hand, and of the Sales Agent, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. For the avoidance of doubt, the Adviser’s and the Administrator’s contribution agreement shall only apply to instances in which the Adviser or the Administrator has an indemnity obligation as described above in Section 6(a).

The relative benefits received by the Company, the Adviser and the Administrator, on the one hand, and the Sales Agent, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total commissions received by the Sales Agent, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate Net Proceeds.

The relative fault of the Company, the Adviser and the Administrator, on the one hand, and the Sales Agent, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Adviser and the Administrator or by the Sales Agent and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Adviser, the Administrator and the Sales Agent agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, the Sales Agent shall not be required to contribute any amount in excess of the commissions received by the Sales Agent in connection with the Securities sold by it.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Notwithstanding anything in this Agreement to the contrary, any indemnification and contribution by the Company shall be subject to the requirements and limitations of Section 17(i) of the 1940 Act and any applicable guidance from the Commission or its staff thereunder.

For purposes of this Section 7, each person, if any, who controls the Sales Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and the Sales Agent’s Affiliates and selling agents shall have the same rights to contribution as the Sales Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company, the Adviser or the Administrator within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company, the Adviser or the Administrator, as the case may be.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, any of the Subsidiaries, the Adviser or the Administrator submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Sales Agent or its Affiliates or selling agents, any person controlling the Sales Agent, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination by the Company, the Adviser and the Administrator. The Company, the Adviser and the Administrator may terminate this Agreement, by giving one day advance notice to the Sales Agent, at any time.

(b) Termination by the Sales Agent. The Sales Agent may terminate this Agreement, by giving one day advance notice to the Company, at any time (i) if there has been, in the judgment of the Sales Agent, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement or the Prospectus, any material adverse change in the business, properties, management, financial condition, prospects or results of operations of the Company and the Subsidiaries taken as one enterprise or the Adviser or the Administrator, whether or not arising in the ordinary course of business, which would make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Registration Statement and the Prospectus, (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Sales Agent, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or New York Stock Exchange, (iv) if trading generally on the NYSE Amex or The New York Stock Exchange or The Nasdaq Stock Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(c) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, provided that Sections 1, 6, 7, 8, 14, 15 and 16 shall survive such termination and remain in full force and effect.

SECTION 10. No Joint Venture. The Company, the Adviser, the Administrator and the Sales Agent expressly acknowledge, understand and agree that the Sales Agent and the Other Agents are not, and shall not be deemed for any purpose, to be acting as an joint venture or partner of one another and that neither the Sales Agent nor the Other Agents assume responsibility or liability, express or implied, for any actions or omissions of, or the performance of services by the Sales Agent or the Other Agents, respectively, in connection with the offering of the shares of Common Stock pursuant to this Agreement or the Sales Agreement, or otherwise. The obligations of the Sales Agent hereunder and of the Other Agents under the Sales Agreement shall be several and not joint.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Sales Agent shall be directed to Citizens JMP Securities, LLC at 600 Montgomery Street, Suite 1100, San Francisco, California 94111, Facsimile: (415) 835-8920, Attention: Equity Securities, with a copy (which shall not constitute notice) to Kirkland & Ellis LLP at 1301 Pennsylvania Ave., NW, Washington, D.C. 20004, Attention: William J. Tuttle, P.C. Notices to the Company, the Adviser and the Administrator shall be directed to them at 1691 Michigan Avenue, Miami Beach, Florida 33139, facsimile No. (212) 905-1075, Attention: Arthur Penn.

SECTION 12. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Sales Agent, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, the Sales Agent is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of the Subsidiaries or their respective stockholders, creditors, employees or any other party, (c) the Sales Agent has not assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Securities or the process leading thereto (irrespective of whether the Sales Agent has advised or is currently advising the Company or any of its subsidiaries on other matters) and the Sales Agent has no obligation to the Company with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Sales Agent and its respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (e) the Sales Agent has not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 13. Parties. This Agreement shall each inure to the benefit of and be binding upon the Sales Agent, the Company, the Adviser, the Administrator and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Sales Agent, the Company, the Adviser and the Administrator and their respective successors and the controlling persons and officers and directors referred to in Section 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Sales Agent, the Company, the Adviser and the Administrator and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Sales Agent shall be deemed to be a successor by reason merely of such purchase.

SECTION 14. Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), the Adviser, the Administrator and the Sales Agent hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 15. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK.

SECTION 16. Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 17. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

SECTION 19. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 20. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that the Sales Agent that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Sales Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that the Sales Agent that is a Covered Entity or a BHC Act Affiliate of the Sales Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Sales Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) For purposes of this Section 20, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Sales Agent, the Company, the Adviser and the Administrator in accordance with its terms.

Very truly yours,

PENNANTPARK FLOATING RATE CAPITAL LTD.

By:	/s/ Arthur H. Penn
Name: Arthur H. Penn
Title: Chief Executive Officer

PENNANTPARK INVESTMENT ADVISERS, LLC

By:	/s/ Arthur H. Penn
Name: Arthur H. Penn Title: Managing Member

PENNANTPARK INVESTMENT ADMINISTRATION, LLC

By:	/s/ Arthur H. Penn
Name: Arthur H. Penn Title: Managing Member

[Signature Page to A&R Sales Agreement – JMP]

CONFIRMED AND ACCEPTED, as of the date first above written:

CITIZENS JMP SECURITIES, LLC

By:	/s/ Jorge Solares-Parkhurst
Name: Jorge Solares-Parkhurst
Title: Managing Director

[Signature Page to A&R Sales Agreement – JMP]

SCHEDULE A

Consolidated subsidiaries of the Company:

PennantPark Floating Rate Funding I, LLC

PennantPark Floating Rate Funding II, LLC

PennantPark CLO I, LLC

PennantPark CLO I, Ltd.

PennantPark CLO I Depositor, LLC

PFLT Investment Holdings, LLC

SCHEDULE B

Company Authorized Representatives

Arthur H. Penn

Richard Allorto

Sales Agent Authorized Representatives

Jeff Fordham

Jeanna Bryan